EXHIBIT 10.3

June 4, 2009
Steven B. Engle
Chief Executive Officer
Xoma, Ltd.
2910 Seventh Street
Berkeley, California  94710

Dear Mr. Engle:

The purpose of this letter agreement (the “Agreement”) is to authorize Canaccord Adams Inc. (“Canaccord”) and Wedbush Morgan Securities, Inc. (“Wedbush” and, together with Canaccord, the “Placement Agents”) to contact one or more institutional investors to explore the degree of interest, if any, of such investors in providing funding to Xoma, Ltd. or its affiliates (the “Company”). This authorization shall be exclusive to the Placement Agents for a period of 30 days.  The Company may terminate each of the Placement Agents authorization to contact investors hereunder at any time upon a 10-day written notice.  If the Company chooses to accept any funding, on terms to be mutually agreed upon by the Company and any such investor(s), then the Company shall pay to each of the Placement Agents the fees set forth below if there is any funding, excluding draw downs from an equity line of credit and any current or future At The Market facilities, of the Company (a “Financing”) within 6 months of the date of the termination or expiration of this Agreement by any investors with which the Placement Agents arranged a conference call or a meeting for the Company during the term of this Agreement.

In consideration of the services rendered by the Placement Agents under this Agreement, the Company agrees to pay to each of Canaccord and Wedbush a cash fee payable immediately upon the closing of any portion of the Financing equal to 3% of the aggregate proceeds raised or committed in such Financing from such investors.  In addition, but only if a Financing is consummated, the Company agrees to reimburse each of the Placement Agents at closing for all reasonable travel and other out-of-pocket expenses incurred in connection with the Placement Agents’ engagement, including the fees and expenses of each of Choate, Hall & Stewart LLP, as counsel to the Placement Agents, in an amount not to exceed $50,000, without the Company’s approval.

The Company hereby makes to each of the Placement Agents each of the representations, warranties and covenants made by the Company to the Purchasers in the Securities Purchase Agreement, to be entered into in connection with the Financing, as though restated in their entirety herein.

The Company hereby agrees to the indemnification and other agreements set forth in the Indemnification Provisions attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.  Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of New York or in the federal courts sitting in the Southern District of New York, and each of the parties hereto agrees that service of process upon it by registered or certified mail at its address set forth herein shall be deemed adequate and lawful.  Any rights to trial by jury with respect to any such dispute are hereby waived by each of the Placement Agents and the Company. The Company shall indemnify each of the Placement Agents against any liabilities arising under the Securities Act of 1933, as amended, attributable to any information supplied or omitted to be supplied to any investor by the Company pursuant to this Agreement.  The Company acknowledges and agrees that each of the Placement Agents is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to shareholders or creditors of the Company or any other person by virtue of this Agreement or the retention of each of the Placement Agents hereunder, all of which are hereby expressly waived.  This Agreement may be modified only in writing signed by the party to be charged hereunder.

If the foregoing correctly sets forth our agreement, please sign below and return a copy of this letter to us.

Very truly yours,
Canaccord Adams Inc.

By:
Name: Title:

Wedbush Morgan Securities, Inc.

By:
Name: Title:

Agreed to and accepted as of the date first written above:

XOMA, LTD.

By:
Name:
Title:

ADDENDUM A

INDEMNIFICATION PROVISIONS

In connection with the engagement of Canaccord Adams Inc. (“Canaccord”) and Wedbush Morgan Securities, Inc. (“Wedbush” and, together with Canaccord, the “Placement Agents”) by Xoma, Ltd. (the “ Company ”) pursuant to a letter agreement dated June 4, 2009, between the Company and the Placement Agents, as it may be amended from time to time in writing (the “ Agreement ”), the Company hereby agrees as follows:

1.
To the extent permitted by law, the Company will indemnify each of the Placement Agents and their affiliates, stockholders, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to the Agreement, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from any indemnified person’s willful misconduct or gross negligence or from untrue statements or omissions made in reliance upon and conformity with information supplied in writing by the Placements Agents or their agents specifically for inclusion in a Company Registration Statement or any prospectus (including supplements) the Financing (as defined in the Agreement).

2.
Promptly after receipt by Canaccord or the Co-Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agents are entitled to indemnity hereunder, one or both of the Placement Agents will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agents and will pay the fees and expenses of such counsel.  Notwithstanding the preceding sentence, the Placement Agents will be entitled to employ one counsel to represent both of them separate from counsel for the Company and from any other party in such action if counsel for either of the Placement Agents reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agents.  In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company.  The Company will have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of each of the Placement Agents, which will not be unreasonably withheld.

3.
The Company agrees to notify each of the Placement Agents promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by the Agreement.

4.
If for any reason the foregoing indemnity is unavailable to the Placement Agents or insufficient to hold the Placement Agents harmless, then the Company shall contribute to the amount paid or payable by each of the Placement Agents as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and each of the Placement Agents on the other, but also the relative fault of the Company on the one hand and each of the Placement Agents on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations.  The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim.  Notwithstanding the provisions hereof, each of the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received by each of the Placement Agents under the Agreement (excluding any amounts received as reimbursement of expenses incurred by each of the Placement Agents.

5.
These Indemnification Provisions shall remain in full force and effect whether or not the transaction contemplated by the Agreement is completed and shall survive the termination of the Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under the Agreement or otherwise.

CANACCORD ADAMS INC.

By:
Name: Title:

WEDBUSH MORGAN SECURITIES, INC.

By:
Name: Title:

Agreed to and accepted as of the date first written above:

XOMA, LTD.

By:
Name:
Title: